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                                                                       EXHIBIT j

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated October 3, 2003, relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of the funds comprising iShares, Inc., (the "Funds"), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Francisco, California
December 29, 2003